Exhibit 99.1

Daseke Reports Results for Fourth Quarter and Full Year 2020

Company ends highly successful and transformational year with another strong quarter of profitability expansion; Provides outlook for continued progress and operational excellence in 2021

Addison, Texas – January 29, 2021 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), the largest flatbed, specialized transportation and logistics solutions company in North America, today reported financial results for the fourth quarter and full year ended December 31, 2020.

Fourth Quarter Highlights:

●	Revenue of $335.6 million
●	Net Income of $7.3 million, or $0.09 earnings per common share (“EPS”)
●	Adjusted Net Income of $9.2 million, after excluding Aveda Transportation and Energy Services (“Aveda”) which was divested during the year, up 74% year-over-year
●	Adjusted EPS excluding Aveda of $0.12, up 100% year-over-year
●	Adjusted EBITDA of $39.4 million excluding Aveda, up 6% year-over-year
●	Cash flows from operating activities of $14.9 million and Free Cash Flow of $12.5 million

Full year 2020 Highlights:

●	Revenue of $1.5 billion, or $1.4 billion excluding Aveda
●	Net Income of $6.2 million, or $0.02 per share attributable to common stockholders
●	Adjusted Net Income excluding Aveda of $39.6 million, up over 321% year-over-year
●	Adjusted diluted EPS excluding Aveda of $0.52, up 643% year-over-year
●	Adjusted EBITDA of $178.7 million excluding Aveda, up 15% year-over-year
●	Cash flows from operating activities of $137.3 million and Free Cash Flow of $168.9 million
●	Operating Ratio and Adjusted Operating Ratio excluding Aveda of 97.6% and 93.6%, respectively
●	Cash and cash equivalents increased by $80.5 million year-over-year to $176.2 million

Management Commentary

“2020 was a highly successful and transformational year for Daseke,” said Jonathan Shepko, Interim Chief Executive Officer of Daseke. “We streamlined the business, built a high performing executive team and supporting organization, and demonstrated the resilience and diversity of our business by delivering strong profitability and free cash flow despite the challenging economic backdrop.  We also executed and completed two operational integrations and business improvement plans, which contributed meaningfully to our operational and financial performance in 2020.  This not only supported the organization through the pandemic shock in the first half of 2020 but has also positioned Daseke for profitable growth as we look to the future.”

Shepko continued, “As we enter 2021, we remain focused on leveraging the improved platform that we have built.  This includes execution against the operational and tactical initiatives driven by our newly formed leadership team, which have become a core part of our culture.  We will also look to leverage new leaders in areas like finance, human resources, IT, safety and risk management, all of whom will be looking to implement best practices and drive further efficiencies across the business.  Lastly, we will remain focused on refining the Daseke vision, with a clear focus on supporting long-term sustainable growth.  We look forward to building on the strong foundation that was established in 2020.”

Fourth Quarter 2020 Financial Results

Total revenue in the fourth quarter of 2020 decreased 17% to $335.6 million, compared to $403.0 million in the year-

ago quarter. Excluding Aveda, fourth quarter revenue decreased by 7%.  These year-over-year decreases in revenue were driven by the timing of the completion of certain renewable and wind-related projects, and the economic impact of the COVID-19 pandemic, which led to lower freight volumes in both the flatbed and specialized segments.

Operating income in the fourth quarter of 2020 was $3.1 million, compared to operating loss of $0.9 million in the year-ago quarter. This year-over-year improvement in operating income was primarily a result of cost reductions through operational integrations and business improvement plans executed over the trailing year, as well as decreases in purchased freight, salaries, wages and employee benefits.  Excluding Aveda, operating income in the fourth quarter of 2020 was $1.7 million compared to an operating income of $2.2 million in the prior-year quarter. This year-over-year decline was driven by an increase in insurance and claims, which was partially offset by cost reductions through operational integrations and business improvement plans executed over the trailing year, as well as decreases in salaries, wages and employee benefits.

Net income for the fourth quarter of 2020 was $7.3 million, or $0.09 EPS, compared to net loss of $18.4 million, or $0.31 loss per common share, in the year-ago quarter. Adjusted Net Income excluding Aveda in the fourth quarter of 2020 was $9.2 million, or $0.12 EPS, compared to Adjusted Net Income excluding Aveda of $5.3 million, or $0.06 EPS, in the fourth quarter of 2019. Adjusted EBITDA excluding Aveda in the fourth quarter of 2020 was $39.4 million compared to $37.2 million in the year-ago quarter. The year-over-year improvements in Net Income, Adjusted Net Income and Adjusted EBITDA excluding Aveda were driven primarily by cost reductions through operational integrations and business improvement plans and the improvement in freight rates, partially offset by lower freight volumes and increased insurance costs.

Full Year 2020 Financial Results

Total revenue in 2020 decreased 16% to $1.45 billion, compared to $1.74 billion in 2019. Excluding Aveda, total revenue in 2020 decreased by 8%.  This year-over-year reduction in revenue was driven primarily by the decrease in freight volumes due to the impact of the COVID-19 pandemic on various industrial end markets, and the strategic reduction of business related to the consolidations.

Operating income in 2020 was $35.4 million, compared to operating loss of $312.1 million in 2019. Operating ratio was 97.6% in 2020 compared to 118.0% in 2019.  Adjusted operating ratio excluding Aveda was 93.6% in 2020 compared to 96.4% in 2019.  These year-over-year improvements were primarily due to the contributions from the Company’s operational integrations and business improvement plans and increased profitability from revenues in specific market verticals.

Net income for 2020 was $6.2 million, or $0.02 EPS, compared to net loss of $307.4 million, or $(4.86) loss per common share, in 2019.  Adjusted Net Income excluding Aveda was $39.6 million, or $0.52 diluted EPS, compared to Adjusted Net Income excluding Aveda of $9.4 million, or $0.07 diluted EPS, in 2019. Adjusted EBITDA excluding Aveda in 2020 was $178.7 million compared to $155.6 million in 2019.  The year-over-year increases were driven by contributions from operational integrations and business improvement plans, and by strong wind energy and high security cargo revenues and margins. This was partially offset by softness in freight rates, weaker freight volumes due to the impact of the COVID-19 pandemic on various industrial end markets, combined with the fleet downsizing efforts in the flatbed segment.

Segment Results

Specialized Solutions - Specialized Solutions revenue in the fourth quarter of 2020 was $196.5 million, a decrease of 24% compared to $257.4 million in the year-ago quarter. Operating income in the fourth quarter of 2020 was $14.2 million, compared to operating income of $10.1 million in the year-ago quarter. Operating Ratio improved by 330 basis points to 92.8%, compared to 96.1% in the year-ago quarter. Adjusted Operating Ratio of 92.8% improved 160 basis points compared to 94.4% in the year-ago quarter. Net income in the fourth quarter of 2020 improved to $10.5 million from a net loss of $25.3 million in the same period in 2019, primarily due to the arbitrated decrease in contingent consideration and reduction in corporate expense allocation.  Adjusted EBITDA in the fourth quarter of 2020 decreased 4% to $30.0 million compared to $31.4 million in the year-ago quarter, driven primarily by the allocation of increased insurance costs to the segment, partially offset by contributions from operational integrations and improvement plans. Rate per mile in the fourth quarter of 2020 was $2.96, down compared to $3.43 last year, and revenue per tractor was $59,100, versus $59,800 a year ago.

Specialized Solutions revenue excluding Aveda in the fourth quarter of 2020 was $196.5 million, a decrease of 9% compared to $215.3 million in the year-ago quarter. Operating income excluding Aveda in the fourth quarter of 2020 was $12.8 million, compared to $13.2 million in the year-ago quarter. Adjusted Operating Ratio excluding Aveda of 92.8% increased 90 basis points compared to 91.9% in the year-ago quarter.  Adjusted EBITDA excluding Aveda in the fourth quarter of 2020 decreased 3% to $29.9 million compared to $30.7 million in the year-ago quarter, driven primarily by the allocation of increased insurance costs to the segment, partially offset by contributions from operational integrations and improvement plans.  Excluding Aveda, Specialized rate per mile was flat at $2.96, and revenue per tractor increased 4.4% to $59,100.

In 2020, Specialized Solutions revenue decreased 18% to $893.7 million compared to $1,095.7 million in 2019. Operating income in 2020 was $53.3 million, compared to operating loss of $158.7 million in 2019. Net income in 2020 improved to $26.9 million from a net loss of $177.4 million in 2019, primarily due to $196.1 million of impairments in 2019 compared to only $13.4 million of impairments in 2020.  Adjusted EBITDA in 2020 decreased 3% to $134.6 million compared to $138.8 million in 2019, driven by lower freight rates after exiting the Aveda business, lower brokerage revenues, and higher insurance costs allocated to the operating segments beginning in 2020. These were partially offset by contributions from the operational integrations and business improvement plans, and reduced salary compensation.

In 2020, Specialized Solutions revenue excluding Aveda decreased 5% to $842.0 million compared to $889.4 million in 2019. Operating income excluding Aveda in 2020 was $79.3 million, compared to operating loss excluding Aveda of $112.8 million in 2019. Adjusted EBITDA excluding Aveda in 2020 increased 11% to $137.5 million compared to $123.5 million in 2019.

Flatbed Solutions - Flatbed Solutions revenue in the fourth quarter of 2020 decreased 5% to $142.1 million, compared to $150.3 million in the year-ago quarter. Operating income in the fourth quarter of 2020 was $4.0 million, compared to operating income of $4.1 million in the year-ago quarter. Operating ratio improved by 10 basis points to 97.2%, compared to 97.3% in the year-ago quarter. Adjusted Operating Ratio of 94.9% increased by 120 basis points compared to 93.7% in the year-ago period. Net loss in the fourth quarter of 2020 improved to $11.0 million versus $12.6 million in the same period in 2019.  Adjusted EBITDA in the fourth quarter of 2020 decreased 4% to $17.1 million, compared to $17.8 million in the year-ago quarter.  These decreases were driven by a decrease in freight volumes due to the impact of the COVID-19 pandemic on various industrial end markets and fleet downsizing efforts, and increased insurance costs allocated to the operating segments in 2020. These were partially offset by improved freight rates. Rate per mile in the fourth quarter of 2020 of $2.03 was up 9% from the prior-year quarter, and revenue per tractor increased 12% to $43,000.

In 2020, Flatbed Solutions revenue of $578.9 million was down 13% compared to 2019. Operating income in 2020 was $32.6 million, compared to an operating loss of $94.4 million in 2019. Net income in 2020 improved to $3.9 million compared to a net loss of $106.1 million, primarily due to large impairments taken in 2019, and improved profitability through the operational integrations and business improvement plans executed in the year.  Adjusted EBITDA in 2020 decreased 3% to $74.6 million compared to $76.9 million in 2019 due to the impact of the COVID-19 pandemic on various industrial end markets, partially offset by contributions from the operational integrations and business improvement plans.

Balance Sheet and Free Cash Flow

At December 31, 2020, Daseke had cash and cash equivalents of $176.2 million and $83.2 million available under its revolving credit facility, for total available liquidity of $259.4 million. Total debt was $679.7 million and net debt was $503.5 million. This compares to cash and cash equivalents of $95.7 million and $86.8 million available on the revolving credit facility, total available liquidity of $182.5 million, total debt of $704.1 million, and net debt of $608.4 million at December 31, 2019. Our leverage ratio as defined by our credit agreement as of December 31, 2020 was 2.6x.

Year to date, net cash provided by operating activities was $137.3 million, cash capital expenditures were $37.2 million, and cash proceeds from the sale of excess property and equipment were $68.8 million, resulting in Free Cash Flow of $168.9 million. During the same period, capital expenditures financed with debt and finance leases was $58.3 million. This compares to net cash provided by operating activities of $114.1 million, cash capital expenditures of $22.0 million, and cash proceeds from the sale of excess property and equipment of $37.8 million, resulting in Free Cash Flow of $129.9 million for the full year 2019. During the same period, capital expenditures financed with debt and finance leases net of property and equipment sold for notes receivable were $72.7 million.

For the quarter, net cash provided by operating activities was $14.9 million, cash capital expenditures were $19.2 million, and cash proceeds from the sale of excess property and equipment were $16.8 million, resulting in Free Cash Flow of $12.5 million. Additionally, capital expenditures financed with debt and finance leases net of property and equipment sold for notes receivable were $12.9 million.

Outlook

Fiscal Year 2021
Revenue	$1.4 – $1.5 billion
Adjusted EBITDA	$165 – $175 million
Net Capex	$100 – $110 million
Cash Capex Less Proceeds	$35 – $45 million

Jason Bates, Executive Vice President and Chief Financial Officer of Daseke concluded, “We enter 2021 from a position of financial strength. We drove significant free cash flow in 2020, and dramatically improved our balance sheet.  Rates remain strong to start the year, and we are seeing pockets of strength throughout our industrial customer base that were previously pressured by the pandemic.  As a result, we will look to optimize our improved platform and prepare the business to pivot to growth as pandemic conditions dissipate.  We also expect to continue to generate strong Adjusted EBITDA and cash flows in 2021, which will allow us to further improve the strength of our balance sheet, preserving optionality going forward and enabling us to reposition the business for sustainable long-term growth.”

Conference Call

Daseke will hold a conference call today at 11:00 a.m. Eastern time to discuss its fourth quarter and full year 2020 results and its 2021 outlook. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Company’s website at https://www.daseke.com. Presentation materials will be posted at the time of the call at investor.daseke.com as well.  Interested parties may also participate in the call by dialing (855) 242-9918 and entering the passcode 2537616. A replay of the conference call will be available a few hours after the event on the investor relations section of the Company’s website, under the events section.

About Daseke, Inc.

Daseke, Inc. is the largest flatbed and specialized transportation and logistics company in North America. Daseke offers comprehensive, best-in-class services to many of the world’s most respected industrial shippers through experienced people, a fleet of more than 5,000 tractors and 11,500 flatbed and specialized trailers. For more information, please visit www.daseke.com.

Use of Non-GAAP Measures

This news release includes non-GAAP financial measures for the Company and its reporting segments, including Adjusted EBITDA, Adjusted EBITDA margin, Total revenue ex-Aveda, Adjusted Operating Income, Adjusted Net Income (Loss), Adjusted earnings per share ex-Aveda, Adjusted Operating Ratio, Adjusted Operating Ratio ex-Aveda, Free Cash Flow and Net Debt.  This news release also includes GAAP and non-GAAP measures appended with ex-Aveda, which represent the measure excluding the impact of our Aveda business, which we disposed of in 2020.

Please note that the non-GAAP measures described below are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non-GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally.

You can find the reconciliation of these non‐GAAP measures to the nearest comparable GAAP measures in the Reconciliation of Non‐GAAP Measures tables below.

Adjusted EBITDA

Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest, (iii) income taxes, and (iv) other material items that management believes do not reflect our core operating performance.  Adjusted EBITDA ex-Aveda is defined as Adjusted EBITDA less the Adjusted EBITDA of the Aveda business, which we disposed of in 2020.  Adjusted EBITDA ex-Aveda margin is defined as Adjusted EBITDA ex-Aveda divided by Total revenue ex-Aveda.

The Company’s board of directors and executive management team use Adjusted EBITDA and Adjusted EBITDA ex-Aveda (collectively discussed below as "Adjusted EBITDA Metrics") as a key measure of its performance and for business planning. Adjusted EBITDA Metrics assists them in comparing the Company’s operating performance over various reporting periods on a consistent basis because it removes from the Company’s operating results the impact of items that, in their opinion, do not reflect the Company’s core operating performance. Adjusted EBITDA Metrics also allows the Company to more effectively evaluate its operating performance by comparing the results of operations against its peers without regard to its or its peers’ financing method or capital structure. The Company’s method of computing Adjusted EBITDA Metrics is substantially consistent with that used in its debt covenants and also is routinely reviewed by its executive management for that purpose. The Company believes its presentation of Adjusted EBITDA Metrics is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share

Daseke defines Adjusted Net Income (Loss) ex-Aveda as net income (loss) adjusted for material items that management believes do not reflect our core operating performance.  Daseke defines Adjusted Net Income (Loss) ex-Aveda per share as Adjusted Net Income (Loss) ex-Aveda divided by the weighted average number of shares of common stock outstanding during the period under the two-class method.

The Company’s board of directors and executive management team use these measures as key measures of its performance and for business planning. These measures assist them in comparing its operating performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that, in its opinion, do not reflect the Company’s core operating performance. The Company believes its presentation of these measures are useful because it provides investors and industry analysts the same information that it uses internally for purposes of assessing its core operating performance.

Total revenue ex-Aveda, Adjusted Operating Income (Loss) and Adjusted Operating Ratio

The Company uses Total revenue ex-Aveda, Adjusted Operating Income (Loss) ex-Aveda and Adjusted Operating Ratio ex-Aveda as a supplement to its GAAP results in evaluating certain aspects of its business, as described below. The Company defines Adjusted Operating Income (Loss) as (a) total revenue less (b) Adjusted Operating Expenses. The Company defines Adjusted Operating Expenses as (a) total operating expenses (i) less material items that management believes do not reflect our core operating performance. The Company defines Adjusted Operating Ratio as (a) Adjusted Operating Expenses, as a percentage of (b) total revenue.  The Company defines previously defined terms appended with ex-Aveda as their previously defined term excluding the impact of the Aveda business, which we disposed of in 2020.

The Company’s board of directors and executive management team view these non-GAAP measures, and their key drivers of revenue quality, growth, expense control and operating efficiency, as very important measures of the Company’s performance. The Company believes excluding these items enhances the comparability of its performance between periods. The Company believes its presentation of these non-GAAP measures are useful because they provide investors and industry analysts the same information that it uses internally for purposes of assessing its core operating profitability.

Free Cash Flow

Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment, as such amounts are shown on the face of the Statements of Cash Flows.

The Company’s board of directors and executive management team use Free Cash Flow to assess the Company’s liquidity and ability to repay maturing debt, fund operations and make additional investments. The Company believes Free Cash Flow provides useful information to investors because it is an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock.

Net Debt

Daseke defines net debt as total debt less cash and cash equivalents. The Company’s board of directors and executive management team use net debt to help assess the Company’s liquidity and evaluate and plan for future liquidity needs. The Company believes that the presentation of net debt is useful to investors because it provides additional information regarding the Company’s overall liquidity, financial flexibility, capital structure and leverage.

Management’s view of Core Operating Performance

In the non-GAAP measures discussed above, management refers to certain material items that management believes do not reflect the Company’s core operating performance, which management believes represent its performance in the ordinary, ongoing and customary course of its operations.  Management views the Company’s core operating performance as its operating results excluding the impact of items including, but not limited to, stock-based compensation, impairments, amortization of intangible assets, restructuring, business transformation costs, and severance.  Management believes excluding these items enables investors to evaluate more clearly and consistently the Company’s core operational performance in the same manner that management evaluates its core operational performance.

Forward‐Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan,” “should,” “could,” “would,” “forecast,” “seek,” “target,” “predict,” and “potential,” the negative of these terms, or other comparable terminology. Projected financial information, including our guidance outlook, are forward-looking statements. Forward-looking statements may also include statements about the Company’s goals, including its restructuring actions and cost reduction initiatives; the Company’s financial strategy, liquidity and capital required for its business strategy and plans; the Company’s competition and government regulations; general economic conditions; and the Company’s future operating results.

These forward-looking statements are based on information available as of the date of this release, and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that the Company anticipates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements.

The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that it cannot predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position.

Forward-looking statements are subject to risks and uncertainties (many of which are beyond our control) that could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets, the impact to the Company’s business and operations resulting from the COVID-19 pandemic, the Company’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans, the Company’s ability to complete planned or future divestitures successfully, the Company’s ability to adequately address downward pricing and other competitive pressures, driver shortages and increases in driver compensation or owner-operator contracted rates, loss of senior management or key operating personnel, our ability to realize intended benefits from its recent or future acquisitions, seasonality and the impact of weather and other catastrophic events, fluctuations in the price or availability of diesel fuel, increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment, the Company’s ability to generate sufficient cash to service all of the Company’s indebtedness, restrictions in its existing and future debt agreements, increases in interest rates, changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general, the impact of governmental regulations and other governmental actions related to the Company and its operations, litigation and governmental proceedings, and insurance and claims expenses. You should not place undue reliance on these forward-looking statements.  For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission, available at www.sec.gov, including Daseke’s most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors”.

Investor Relations:

Alpha IR Group

Joseph Caminiti or Ashley Gruenberg

312-445-2870

DSKE@alpha-ir.com

Daseke, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(In millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenues:
Company freight	$154.1	$186.3	$676.8	$804.6
Owner operator freight	101.8	104.3	408.9	455.3
Brokerage	49.5	71.9	234.3	294.7
Logistics	8.6	8.5	37.4	47.5
Fuel surcharge	21.6	32.0	96.7	134.9
Total revenue	335.6	403.0	1,454.1	1,737.0
Operating expenses:
Salaries, wages and employee benefits	93.8	112.1	399.4	483.2
Fuel	20.2	33.2	87.3	138.5
Operations and maintenance	32.7	48.4	169.1	213.1
Purchased freight	117.1	139.2	491.4	597.7
Administrative and other expenses	41.8	39.6	155.2	154.1
Depreciation and amortization	26.9	27.0	98.3	146.5
Gain on disposition of property and equipment	(3.0)	(3.1)	(6.9)	(5.2)
Impairment	2.0	6.0	15.4	312.8
Restructuring charges	0.9	1.5	9.5	8.4
Total operating expenses	332.4	403.9	1,418.7	2,049.1
Income (loss) from operations	3.2	(0.9)	35.4	(312.1)
Other expense (income)	(3.7)	11.7	29.4	49.9
Income (loss) before income taxes	6.9	(12.6)	6.0	(362.0)
Income tax expense (benefit)	(0.4)	5.8	(0.2)	(54.6)
Net income (loss)	7.3	(18.4)	6.2	(307.4)

Net income (loss)	$7.3	$(18.4)	$6.2	$(307.4)
Less dividends to Series A convertible preferred stockholders	(1.2)	(1.3)	(4.9)	(5.0)
Net income (loss) attributable to common stockholders	$6.1	$(19.7)	$1.3	$(312.4)
Earnings (loss) per common share:
Basic	$0.09	$(0.31)	$0.02	$(4.86)
Diluted	$0.09	$(0.31)	$0.02	$(4.86)
Weighted-average common shares outstanding:
Basic	65,023,174	64,589,075	64,775,275	64,303,438
Diluted	66,149,361	64,589,075	65,671,246	64,303,438
Dividends declared per Series A convertible preferred share	$1.91	$1.91	$7.63	$7.63

Daseke, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$176.2	$95.7
Accounts receivable, net	154.4	197.8
Other current assets	34.5	33.6
Total current assets	365.1	327.1
Property and equipment, net	402.7	464.3
Goodwill and intangible assets, net	233.9	249.0
Other long-term assets	125.2	100.2
Total assets	$1,126.9	$1,140.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16.5	$20.5
Accrued expenses	65.6	72.4
Current portion of long-term debt	54.0	59.4
Other current liabilities	54.6	67.5
Total current liabilities	190.7	219.8
Long-term debt, net of current portion	618.6	631.6
Other long-term liabilities	172.5	150.5
Total liabilities	981.8	1,001.9
Stockholders’ equity	145.1	138.7
Total liabilities and stockholders’ equity	$1,126.9	$1,140.6

Daseke, Inc. and Subsidiaries
Summarized Cash Flow Information
(Unaudited)
(In millions)

	Three months ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$14.9	$24.7	$137.3	$114.1
Net cash provided by investing activities	(2.4)	9.4	31.6	15.8
Net cash used in financing activities	(26.1)	(17.7)	(88.8)	(79.6)
Effect of exchange rates on cash and cash equivalents	—	(0.3)	0.4	(0.6)
	$(13.6)	$16.1	$80.5	$49.7

Property and equipment acquired with debt or finance lease obligations	$12.9	$7.1	$58.3	$72.7

Daseke, Inc. and Subsidiaries
Reconciliation of cash flows from operating activities to Free Cash Flow
(Unaudited)
(In millions)
	Three months ended		Year Ended
	December 31,		December 31,
(Dollars in millions)	2020	2019	2020	2019
Net cash provided by operating activities	$14.9	$24.7	$137.3	$114.1
Purchases of property and equipment	(19.2)	(4.6)	(37.2)	(22.0)
Proceeds from sale of property and equipment	16.8	14.0	68.8	37.8
Free Cash Flow	$12.5	$34.1	$168.9	$129.9

Daseke, Inc. and Subsidiaries
Reconciliation of total debt to net debt
(Unaudited)
(In millions)
	As of December 31,
	2020	2019
Term Loan Facility	$483.5	$490.2
Equipment term loans	164.9	188.4
Finance lease obligations	31.3	25.5
Total debt	679.7	704.1
Less: cash and cash equivalents	(176.2)	(95.7)
Net debt	$503.5	$608.4

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Three Months Ended December 31,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%
REVENUE(1):
Company freight	$112.1	57.0	$139.4	54.2	$(27.3)	(19.6)
Owner operator freight	33.8	17.2	43.1	16.7	(9.3)	(21.6)
Brokerage	31.9	16.2	52.5	20.4	(20.6)	(39.2)
Logistics	8.1	4.1	7.7	3.0	0.4	5.2
Fuel surcharge	10.6	5.4	14.7	5.7	(4.1)	(27.9)
Total revenue	196.5	100.0	257.4	100.0	(60.9)	(23.7)

OPERATING EXPENSES(1):
Total operating expenses	182.3	92.8	247.3	96.1	(65.0)	(26.3)
Operating ratio	92.8%		96.1%
Adjusted operating ratio	92.8%		94.4%
Adjusted operating ratio ex-Aveda	92.8%		91.9%
INCOME (LOSS) FROM OPERATIONS	$14.2	7.2	$10.1	3.9	$4.1	40.6

OPERATING STATISTICS:
Company miles	37.8		39.2		(1.4)	(3.6)
Owner operator miles	11.5		14.0		(2.5)	(17.9)
Total miles (in millions)(2)	49.3		53.2		(3.9)	(7.3)

Rate per mile	$2.96		$3.43		$(0.47)	(13.7)

Company-operated tractors, at quarter-end	1,960		2,316		(356)	(15.4)
Owner-operated tractors, at quarter-end	501		692		(191)	(27.6)
Number of trailers, at quarter-end	7,324		8,068		(744)	(9.2)

Company-operated tractors, average for the quarter	1,969		2,357		(388)	(16.5)
Owner-operated tractors, average for the quarter	500		695		(195)	(28.1)
Total tractors, average for the quarter	2,469		3,052		(583)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Specialized Solutions
(Unaudited)

	Year Ended December 31,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%
REVENUE(1):
Company freight	$495.6	55.5	$603.2	55.1	$(107.6)	(17.8)
Owner operator freight	152.5	17.1	185.5	16.9	(33.0)	(17.8)
Brokerage	165.6	18.5	200.8	18.3	(35.2)	(17.5)
Logistics	34.5	3.9	44.8	4.1	(10.3)	(23.0)
Fuel surcharge	45.5	5.1	61.4	5.6	(15.9)	(25.9)
Total revenue	893.7	100.0	1,095.7	100.0	(202.0)	(18.4)

OPERATING EXPENSES(1):
Total operating expenses	840.4	94.0	1,254.4	114.5	(414.0)	(33.0)
Operating ratio	94.0%		114.5%
Adjusted operating ratio	91.2%		93.7%
Adjusted operating ratio ex-Aveda	90.0%		92.1%
INCOME (LOSS) FROM OPERATIONS	$53.3	6.0	$(158.7)	(14.5)	$212.0	(133.6)

OPERATING STATISTICS:
Company miles	155.2		167.6		(12.4)	(7.4)
Owner operator miles	49.7		54.7		(5.0)	(9.1)
Total miles (in millions)(2)	204.9		222.3		(17.4)	(7.8)

Rate per mile	$3.16		$3.55		$(0.38)	(10.8)

Company-operated tractors, as of year-end	1,960		2,316		(356)	(15.4)
Owner-operated tractors, as of year-end	501		692		(191)	(27.6)
Number of trailers, as of year-end	7,324		8,068		(744)	(9.2)

Company-operated tractors, average for the year	2,255		2,458		(203)	(8.3)
Owner-operated tractors, average for the year	634		679		(45)	(6.6)
Total tractors, average for the year	2,889		3,137		(248)	(7.9)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Three Months Ended December 31,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%
REVENUE(1):
Company freight	$43.9	30.9	$50.0	33.3	$(6.1)	(12.2)
Owner operator freight	68.6	48.3	62.6	41.7	6.0	9.6
Brokerage	17.7	12.5	19.2	12.8	(1.5)	(7.8)
Logistics	0.7	0.5	0.8	0.5	(0.1)	(12.5)
Fuel surcharge	11.2	7.9	17.7	11.8	(6.5)	(36.7)
Total revenue	142.1	100.0	150.3	100.0	(8.2)	(5.5)

OPERATING EXPENSES(1):
Total operating expenses	138.1	97.2	146.2	97.3	(8.1)	(5.5)
Operating ratio	97.2%		97.3%
Adjusted operating ratio	94.9%		93.7%
INCOME FROM OPERATIONS	$4.0	2.8	$4.1	2.7	$(0.1)	(2.4)

OPERATING STATISTICS:
Company miles	20.9		25.8		(4.9)	(19.0)
Owner operator miles	34.5		34.4		0.1	0.3
Total miles (in millions)(2)	55.4		60.2		(4.8)	(8.0)

Rate per mile	$2.03		$1.87		$0.16	8.6

Company-operated tractors, at quarter-end	993		1,240		(247)	(19.9)
Owner-operated tractors, at quarter-end	1,598		1,642		(44)	(2.7)
Number of trailers, at quarter-end	4,255		4,740		(485)	(10.2)

Company-operated tractors, average for the quarter	1,012		1,250		(238)	(19.0)
Owner-operated tractors, average for the quarter	1,603		1,676		(73)	(4.4)
Total tractors, average for the quarter	2,615		2,926		(311)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Supplemental Information: Flatbed Solutions
(Unaudited)

	Year Ended December 31,
	2020		2019		Increase (Decrease)
(Dollars in millions)	$	%	$	%	$	%
REVENUE(1):
Company freight	$191.2	33.0	$215.3	32.5	$(24.1)	(11.2)
Owner operator freight	262.1	45.3	275.7	41.6	(13.6)	(4.9)
Brokerage	70.3	12.1	93.9	14.2	(23.6)	(25.1)
Logistics	2.9	0.5	2.8	0.4	0.1	3.6
Fuel surcharge	52.4	9.1	75.3	11.4	(22.9)	(30.4)
Total revenue	578.9	100.0	663.0	100.0	(84.1)	(12.7)

OPERATING EXPENSES(1):
Total operating expenses	546.3	94.4	757.4	114.2	(211.1)	(27.9)
Operating ratio	94.4%		114.2%
Adjusted operating ratio	93.2%		95.2%
INCOME (LOSS) FROM OPERATIONS	$32.6	5.6	$(94.4)	(14.2)	$127.0	(134.5)

OPERATING STATISTICS:
Company miles	96.3		108.8		(12.5)	(11.5)
Owner operator miles	141.6		147.4		(5.8)	(3.9)
Total miles (in millions)(2)	237.9		256.2		(18.3)	(7.1)

Rate per mile	$1.91		$1.92		$(0.01)	(0.6)

Company-operated tractors, as of year-end	993		1,240		(247)	(19.9)
Owner-operated tractors, as of year-end	1,598		1,642		(44)	(2.7)
Number of trailers, as of year-end	4,255		4,740		(485)	(10.2)

Company-operated tractors, average for the year	1,118		1,305		(187)	(14.3)
Owner-operated tractors, average for the year	1,574		1,668		(94)	(5.6)
Total tractors, average for the year	2,692		2,973		(281)	(9.5)

(1) Includes intersegment revenues and expenses, as applicable, which are eliminated in the Company’s consolidated results.
(2) Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income (Loss) to Operating Income (Loss) ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)
(In millions)

	Three Months Ended December 31,
(Dollars in millions)	2020	2019	2020	2019	2020	2019

	Consolidated		Flatbed		Specialized
Revenue	$335.6	$403.0	$142.1	$150.3	$196.5	$257.4
Less Aveda Revenue	—	(42.1)			—	(42.1)
Revenue ex-Aveda	$335.6	$360.9			$196.5	$215.3
Salaries, wages and employee benefits	93.7	112.1	30.1	32.1	57.0	75.7
Fuel	20.2	33.2	6.8	12.1	13.4	21.1
Operations and maintenance	32.7	48.4	9.5	12.0	23.4	36.4
Purchased freight	117.0	139.2	67.5	67.0	52.3	76.8
Depreciation and amortization	26.9	27.0	10.6	9.2	16.1	17.6
Impairment	2.0	6.0	2.0	3.5	—	2.5
Restructuring	0.9	1.5	0.3	0.8	0.5	0.4
Other operating expenses	39.1	36.5	11.3	9.5	19.6	16.8
Operating expenses	332.5	403.9	138.1	146.2	182.3	247.3
Less Aveda Operating Expenses	1.4	(45.2)			1.4	(45.2)
Operating expenses ex-Aveda	333.9	358.7			183.7	202.1
Operating income (loss)	$3.1	$(0.9)	$4.0	$4.1	$14.2	$10.1
Operating income (loss) ex-Aveda	$1.7	$2.2			$12.8	$13.2
Operating ratio	99.1%	100.2%	97.2%	97.3%	92.8%	96.1%
Operating ratio ex-Aveda	99.5%	99.4%			93.5%	93.9%

Stock based compensation	1.0	0.9	0.1	0.2	0.3	0.3
Impairment	2.0	6.0	2.0	3.5	—	2.5
Impaired lease termination	(0.1)	—	—	—	(0.1)	—
Amortization of intangible assets	1.7	1.9	0.8	0.8	0.9	1.1
Net impact of step-up in basis of acquired assets	—	(0.1)	—	0.1	—	—
Other (1)	5.8	4.4	0.3	0.8	(1.2)	0.4
Adjusted operating expenses	322.1	390.8	134.9	140.8	182.4	243.0
Less Aveda Operating Expense Adjustments	1.4	(0.1)			1.4	(0.1)
Adjusted operating expenses ex-Aveda	322.1	345.7			182.4	197.9
Adjusted operating income	$13.5	$12.2	$7.2	$9.5	$14.1	$14.4
Adjusted operating income ex-Aveda	$13.5	$15.2			$14.1	$17.4
Adjusted operating ratio	96.0%	97.0%	94.9%	93.7%	92.8%	94.4%
Adjusted operating ratio ex-Aveda	96.0%	95.8%			92.8%	91.9%

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Operating Ratio to Adjusted Operating Ratio ex-Aveda
Reconciliation of Operating Income (Loss) to Operating Income (Loss) ex-Aveda
Reconciliation of Revenue to Revenue ex-Aveda
(Unaudited)
(In millions)

	Year Ended December 31,
(Dollars in millions)	2020	2019	2020	2019	2020	2019

	Consolidated		Flatbed		Specialized
Revenue	$1,454.1	$1,737.0	$578.9	$663.0	$893.7	$1,095.7
Less Aveda Revenue	(51.7)	(206.3)			(51.7)	(206.3)
Revenue ex-Aveda	$1,402.4	$1,530.7			$842.0	$889.4
Salaries, wages and employee benefits	399.4	483.2	124.1	136.5	255.2	322.1
Fuel	87.3	138.5	31.1	49.9	56.2	88.6
Operations and maintenance	169.1	213.1	41.6	52.5	127.6	160.0
Purchased freight	491.4	597.7	264.5	304.8	245.4	314.6
Depreciation and amortization	98.3	146.5	38.3	51.8	59.1	94.0
Impairment	15.4	312.8	2.0	116.7	13.4	196.1
Restructuring	9.5	8.4	0.6	1.7	8.8	3.9
Other operating expenses	148.3	148.9	44.1	43.5	74.7	75.1
Operating expenses	1,418.7	2,049.1	546.3	757.4	840.4	1,254.4
Less Aveda Operating Expenses	(77.7)	(252.2)			(77.7)	(252.2)
Operating expenses ex-Aveda	1,341.0	1,796.9			762.7	1,002.2
Operating income (loss)	$35.4	$(312.1)	$32.6	$(94.4)	$53.3	$(158.7)
Operating income (loss) ex-Aveda	$61.4	$(266.2)			$79.3	$(112.8)
Operating ratio	97.6%	118.0%	94.4%	114.2%	94.0%	114.5%
Operating ratio (ex-Aveda)	95.6%	117.4%			90.6%	112.7%

Stock based compensation	6.0	3.8	0.7	0.7	1.4	1.6
Impairment	15.4	312.8	2.0	116.7	13.4	196.1
Impaired lease termination	(2.5)	—	—	—	(2.5)	—
Amortization of intangible assets	7.2	14.3	3.2	5.3	4.0	9.0
Net impact of step-up in basis of acquired assets	—	18.1	—	1.7	—	16.6
Other (1)	22.0	18.1	0.7	1.8	9.0	4.6
Adjusted operating expenses	1,370.6	1,682.0	539.7	631.2	815.1	1,026.5
Less Aveda Operating Expense Adjustments	(20.1)	(45.2)			(20.1)	(45.2)
Adjusted operating expenses ex-Aveda	1,313.0	1,475.0			757.5	819.5
Adjusted operating income	$83.5	$55.0	$39.2	$31.8	$78.6	$69.2
Adjusted operating income ex-Aveda	$89.4	$55.7			$84.5	$69.9
Adjusted operating ratio	94.3%	96.8%	93.2%	95.2%	91.2%	93.7%
Adjusted operating ratio ex-Aveda	93.6%	96.4%			90.0%	92.1%

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)
(In millions)

	Three Months Ended				Year Ended
	December 31, 2020				December 31, 2020
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$(11.0)	$10.5	$7.8	$7.3	$3.9	$26.9	$(24.6)	$6.2
Depreciation and amortization	10.6	16.1	0.2	26.9	38.3	59.1	0.9	98.3
Interest income	—	(0.1)	—	(0.1)	(0.2)	(0.1)	(0.3)	(0.6)
Interest expense	2.3	2.6	5.9	10.8	9.5	11.4	24.0	44.9
Income tax expense (benefit)	(3.5)	(9.0)	12.1	(0.4)	3.4	5.1	(8.7)	(0.2)
Stock based compensation	0.1	0.3	0.6	1.0	0.7	1.4	3.9	6.0
Impairment	2.0	—	—	2.0	2.0	13.4	—	15.4
Impaired lease termination	—	(0.1)	—	(0.1)	—	(2.5)	—	(2.5)
Arbitrated decrease in contingent consideration	—	(13.7)	—	(13.7)	—	(13.7)	—	(13.7)
Corporate expense allocation	16.3	24.6	(40.9)	—	16.3	24.6	(40.9)	—
Other (1)	0.3	(1.2)	6.7	5.8	0.7	9.0	12.3	22.0
Adjusted EBITDA	$17.1	$30.0	$(7.6)	$39.5	$74.6	$134.6	$(33.4)	$175.8
Less Aveda Adjusted EBITDA		(0.1)		(0.1)		2.9		2.9
Adjusted EBITDA ex-Aveda		$29.9		$39.4		$137.5		$178.7
Total revenue	142.0	196.5	(2.9)	335.6	578.9	893.7	(18.5)	1,454.1
Total revenue ex-Aveda		196.5		335.6		842.0		1,402.4
Net income (loss) margin	(7.7)%	5.3%	(269.0)%	2.2%	0.7%	3.0%	133.0%	0.4%
Adjusted EBITDA margin	12.0%	15.3%	262.1%	11.8%	12.9%	15.1%	180.5%	12.1%
Adjusted EBITDA ex-Aveda margin		15.2%		11.7%		16.3%		12.7%

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA ex-Aveda by Segment
Reconciliation of Net Income (Loss) Margin to Adjusted EBITDA ex-Aveda Margin by Segment
(Unaudited)
(In millions)

	Three Months Ended				Year Ended
	December 31, 2019				December 31, 2019
(Dollars in millions)	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss) margin	$(12.6)	$(25.3)	$19.5	$(18.4)	$(106.1)	$(177.4)	$(23.9)	$(307.4)
Depreciation and amortization	9.2	17.6	0.2	27.0	51.9	93.9	0.7	146.5
Interest income	—	—	(0.3)	(0.3)	(0.2)	—	(0.8)	(1.0)
Interest expense	2.5	3.1	6.6	12.2	10.6	12.9	26.9	50.4
Write-off of deferred financing fees	—	—	0.3	0.3	—	—	2.3	2.3
Income tax expense (benefit)	(7.3)	(0.5)	13.6	5.8	(20.0)	(26.2)	(8.4)	(54.6)
Stock based compensation	0.2	0.3	0.4	0.9	0.7	1.6	1.5	3.8
Impairment	3.5	2.5	—	6.0	116.7	196.1	—	312.8
Corporate expense allocation	21.5	33.3	(54.8)	—	21.5	33.3	(54.8)	—
Other (1)	0.8	0.4	3.2	4.4	1.8	4.6	11.7	18.1
Adjusted EBITDA	$17.8	$31.4	$(11.3)	$37.9	$76.9	$138.8	$(44.8)	$170.9
Less Aveda Adjusted EBITDA		(0.7)		(0.7)		(15.3)		(15.3)
Adjusted EBITDA ex-Aveda		$30.7		$37.2		$123.5		$155.6
Total revenue	150.3	257.4	(4.7)	403.0	663.0	1,095.7	(21.7)	1,737.0
Total revenue ex-Aveda		215.3		360.9		889.4		1,530.7
Net income (loss) margin	6.1%	6.8%	(4.3)%	6.7%	7.8%	8.6%	(3.2)%	8.4%
Adjusted EBITDA margin	11.8%	12.2%	240.4%	9.4%	11.6%	12.7%	206.5%	9.8%
Adjusted EBITDA ex-Aveda margin		14.3%		10.3%		13.9%		10.2%

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted Net Income ex-Aveda
Reconciliation of Net Income (Loss) to Net Income (Loss) ex-Aveda
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda
(Unaudited)
(In millions)
	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions, except share and per share data)	2020	2019	2020	2019
Net income (loss)	$7.3	(18.4)	6.2	(307.4)
Less Aveda Net income (loss)	13.1	(6.0)	(11.9)	(42.6)
Net income (loss) ex-Aveda	(5.8)	(12.4)	18.1	(264.8)
Adjusted for:
Income tax expense (benefit)	(0.4)	5.8	(0.2)	(54.6)
Less Aveda Income tax expense (benefit)	(2.9)	(0.7)	(5.8)	(6.7)
Income tax expense (benefit) ex-Aveda	2.5	6.5	5.6	(47.9)
Income (loss) before income taxes	6.9	(12.6)	6.0	(362.0)
Income (loss) before income taxes ex-Aveda	(3.3)	(5.9)	23.7	(312.7)
Add:
Stock based compensation	1.0	0.9	6.0	3.8
Impairment	2.0	6.0	15.4	312.8
Impaired lease termination	(0.1)	—	(2.5)	—
Arbitrated decrease in contingent consideration	(13.7)	—	(13.7)	—
Amortization of intangible assets	1.7	1.9	7.2	14.3
Net impact of step-up in basis of acquired assets	—	(0.1)	—	18.1
Other (1)	5.8	4.4	22.0	18.1
Adjusted income (loss) before income taxes	3.6	0.5	40.4	5.1
Less Aveda adjustments	(15.1)	—	6.4	45.2
Adjusted income (loss) before income taxes ex-Aveda	8.5	7.2	51.7	9.2
Income tax (expense) benefit at adjusted effective rate	0.7	(1.9)	(12.1)	0.2
Adjusted Net Income ex-Aveda	$9.2	$5.3	$39.6	$9.4

Net income (loss)	$7.3	$(18.4)	$6.2	$(307.4)
Less Series A preferred dividends	(1.2)	(1.3)	(4.9)	(5.0)
Net income (loss) attributable to common stockholders	6.1	(19.7)	1.3	(312.4)
Allocation of earnings to non-vested participating restricted stock units	—	—	—	—
Numerator for basic EPS - income (loss) available to common stockholders - two class method	$6.1	$(19.7)	$1.3	$(312.4)
Effect of dilutive securities:
Add back Series A preferred dividends	$—	$—	$—	$—
Add back allocation earnings to participating securities	—	—	—	—
Reallocation of earnings to participating securities considering potentially dilutive securities	—	—	—	—
Numerator for diluted EPS - income (loss) available to common shareholders - two class method	$6.1	$(19.7)	$1.3	$(312.4)

(1) Other includes business transformation costs, restructuring and severance.

Daseke, Inc. and Subsidiaries
Reconciliation of Earnings Per Share to Adjusted Earnings Per Share ex-Aveda (continued)
(Unaudited)
(In millions)
	Three Months Ended December 31,		Year Ended December 31,
(Dollars in millions, except share and per share data)	2020	2019	2020	2019
Adjusted Net Income ex-Aveda	$9.2	$5.3	$39.6	$9.4
Less Series A preferred dividends	(1.2)	(1.3)	(4.9)	(5.0)
Allocation of earnings to non-vested participating restricted stock units	(0.1)	(0.1)	(0.5)	(0.1)
Numerator for basic EPS - adjusted income available to common shareholders ex-Aveda - two class method	$7.9	$3.9	$34.2	$4.3
Effect of dilutive securities:
Add back Series A preferred dividends	$—	$—	$—	$—
Add back allocation earnings to participating securities	0.1	0.1	0.5	0.1
Reallocation of earnings to participating securities considering potentially dilutive securities	(0.1)	(0.1)	(0.5)	(0.1)
Numerator for diluted EPS - adjusted income available to common shareholders ex-Aveda - two class method	$7.9	$3.9	$34.2	$4.3

Basic EPS
Net income (loss) attributable to common stockholders	$0.09	$(0.31)	$0.02	$(4.86)
Adjusted net income attributable to common stockholders ex-Aveda	$0.12	$0.06	$0.53	$0.07
Diluted EPS
Net income (loss) attributable to common stockholders	$0.09	$(0.31)	$0.02	$(4.86)
Adjusted net income attributable to common stockholders ex-Aveda	$0.12	$0.06	$0.52	$0.07
Weighted-average common shares outstanding:
Basic	65,023,174	64,589,075	64,775,275	64,303,438
Diluted	66,149,361	64,589,075	65,671,246	64,303,438
Basic - adjusted ex-Aveda	65,023,174	64,589,075	64,775,275	64,303,438
Diluted - adjusted ex-Aveda	66,149,361	64,648,469	65,671,246	64,362,397